UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Earliest Event Reported: July 15, 2022

ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (505) 881-7567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On July 21, 2022, Array Technologies, Inc. (the “Company” or “Array”) issued a press release (the “Press Release”) announcing that, on July 15, 2022, it had agreed to binding settlement terms in connection with its claims filed in the U.S. District Court for the District of New Mexico, Case No. 1:17-cv-00087-JCH-LF (the “Case”) against Nextracker LLC, Daniel S. Shugar, Marco Garcia, Flextronics International U.S.A., Inc., Scott Graybeal and Colin Mitchell (collectively “Defendants”) asserting (among other claims) trade secret misappropriation, tortious interference with contract, and breach of contract. The Press Release was issued as a joint press release on behalf of Array and the Defendants per the terms of the Settlement, and a copy is included as Exhibit 99.1 of this report.

The Settlement provides for, among other things, a payment of $42,750,000 to be made by Defendants to Array in resolution of the Company’s claims and a mutual limited release of all claims asserted, or that could have been asserted, in connection with the Case.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Exhibit Title or Description

99.1	Joint Press Release of Array Technologies, Inc. and the Defendants, dated July 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: July 21, 2022	By:	/s/ Tyson Hottinger
Name: Tyson Hottinger
Title: Chief Legal Officer